UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

MULTIMEDIA PLATFORMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33933	88-0319470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 East Commercial Blvd., Suite Ph-D, Fort Lauderdale, FL	33308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 440-4678

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01. Changes in Registrant’s Certifying Accountant.

On April 21, 2015 the Company's Board of Directors and Bedinger & Company mutually agreed to disengage (“Bedinger”) as the Company's independent registered public accounting firm. Contemporaneous with the determination to disengage Bedinger, the Audit Committee engaged Baum & Company, P.A. ("Baum") as the Company's independent registered public accounting firm for the year ending December 31, 2015.

Bedinger's reports on the financial statements of the Company for the years ended December 31, 2014 and 2013, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company's audited financial statements contained in its Form 10-K for the years ended December 31, 2014 and 2013 included a going concern qualification.

During the years ended December 31, 2014 and 2013 and in the subsequent interim period through the date the relationship with Bedinger concluded, there were no disagreements between Bedinger and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Bedinger would have caused Bedinger to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

There have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the years ended December 31, 2014 and 2013 or in any subsequent interim periods through the date the relationship with Bedinger ceased.

The Company has authorized Bedinger to respond fully to any inquiries of the Company's new audit firm, Baum, relating to its engagement as the Company's independent accountant. The Company has requested that Bedinger review the disclosure contained in this Report and Bedinger has been given an opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein.

The Company has not previously consulted with Baum regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as provided in Item 304(a)(1)(v) of Regulation S-K) during the years ended December 31, 2014 and 2013, and any later interim period, including the interim period up to and including the date the relationship with Bedinger ceased. Baum has reviewed the disclosure required by Item 304 (a) before it was filed with the SEC and has been provided an opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). Baum has elected not furnish a letter to the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith this Current Report on Form 8-K

16.1	Letter from Bedinger to the Securities and Exchange Commission dated April 21, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA PLATFORMS, INC.

Date: April 24, 2015	By:	/s/ Timothy Hart
Timothy Hart, Interim Chief Executive Officer, President, Treasurer and Director